Exhibit 10.2

SECOND AMENDMENT TO
GUARANTY OF MASTER LEASE
THIS SECOND AMENDMENT TO GUARANTY OF MASTER LEASE (this “Amendment”) is effective as of March 21, 2017 (the “Effective Date”) by PRISTINE SENIOR LIVING, LLC, an Indiana limited liability company (“PSL”), CHRISTOPHER T. COOK, an individual (“CTC” and, together with PSL, “Original Guarantor”), and PRISTINE OHIO HOLDINGS, LLC, a Delaware limited liability company (“POH”; Original Guarantor and POH, and are hereinafter collectively referred to as, “Guarantor”), and CTR PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”).
RECITALS
A.Landlord, on the one hand, and those entities identified therein as “Tenant” (collectively, “Tenant”), on the other hand, have entered into that certain Master Lease dated July 30, 2015 (as amended by that certain First Amendment to Master Lease dated September 30, 2015, that certain Second Amendment to Master Lease dated March 7, 2016, that certain Third Amendment to Master Lease dated of even date herewith, and as further amended or modified and as may be subsequently amended from time to time, the “Lease”).
B.Original Guarantor and Stephen C. Ryan, an individual (“SCR”) entered into that certain Guaranty of Lease dated July 30, 2015 in favor of Landlord (the “Original Guaranty”) for the purpose of guaranteeing the obligations of Tenant under the Lease. Pursuant to that certain First Amendment to Guaranty of Master Lease dated as of November 15, 2016 (the “First Amendment”), SCR was released from being a guarantor under the Original Guaranty. The Original Guaranty, as amended by the First Amendment, is hereinafter referred to as the “Guaranty”.
C.The parties now desire to amend the Guaranty in certain limited respects, all upon the terms and subject to the conditions set forth herein. All initially-capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Guaranty.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Addition of POH as Guarantor. Notwithstanding anything in the Guaranty to the contrary, the parties hereto agree that effective as of the Effective Date, POH shall be added as a Guarantor under the Guaranty. Accordingly, all entities and individuals comprising Guarantor hereby agree that as of the Effective Date: POH, together with each Original Guarantor are joint and severally liable for any and all liabilities arising under the Guaranty, whether arising before or after the Effective Date. Accordingly, as of the Effective Date,
(a)    “Guarantor” shall mean CTC, PSL AND POH, jointly and severally; and
(b)    Section 1 of the Guaranty shall be replaced with the following:
“Each entity and individual comprising Guarantor, jointly and severally, hereby absolutely and unconditionally guarantee to Landlord the following (collectively, the “Guaranteed Obligations”):
(a) payment in full by Tenant of all Rent (including, without limitation, Base Rent and Additional Rent) and other amounts due under the Lease in the manner and at the time prescribed in the Lease;
(b) the full, complete and timely performance by Tenant of all covenants, indemnities and other obligations under the Lease, including, without limitation, any indemnity or other obligations of Tenant that survive the expiration or earlier termination of the Lease;
(c) the accuracy and truthfulness in all material respects of all of the representations and warranties made by Tenant under the Lease; and
(d) all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Lease, whether at law or in equity, with respect to the matters set forth in clauses (a) through (c), inclusive, above.”
2.Additional Amendments. The Guaranty is further hereby amended (effective as of the Effective Date) in the following respects:
(a)    Section 13(h) of the Guaranty is hereby added to the Guaranty as follows: “Joint and Several. Notwithstanding anything in this Guaranty that may be construed or interpreted to the contrary, each entity or individual that comprises Guarantor shall be jointly and severally liable for the obligations of Guarantor pursuant to this Guaranty.”
(b)    A new Section 14 is hereby added to the Guaranty as follows:
“14. Financial Reporting. Notwithstanding anything in this Guaranty or the Lease to the contrary (including, but not limited to, the financial reporting obligations set forth in Exhibit D of the Lease), Guarantor hereby agrees as follows: As soon as available, and in any event within 75 days after the close of each calendar year, in hard copy and electronic format, in form satisfactory to Landlord, and presented on a consolidated as well as a property-by-property basis, complete financial statements prepared for such year with respect to Guarantor and, if applicable, its Consolidated Subsidiaries (as defined below), including a balance sheet as of the end of such year, together with related statements of operations, cash flows and changes in equity for such calendar year, prepared in accordance with GAAP applied on a consistent basis. Such financial statements shall have been audited by an independent certified public accounting firm reasonably satisfactory to Landlord, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit or as to the status of any Tenant or Guarantor (that is not an individual) as a going concern. Together with Guarantor’s financial statements, Guarantor shall furnish to Landlord a certificate, executed by Guarantor or, if applicable, Guarantor’s CEO (or equivalent) (a) certifying as of the date thereof whether to the best of such Guarantor’s knowledge there exists an event or circumstance which constitutes a default or Event of Default under the Lease and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, and (b) certifying that the information contained in such financial statements is true and correct in all material respects and complies with the provisions of this Section 14 (the “Certificate of Financials”). As used herein, “Consolidated Subsidiary” shall mean, with respect to Guarantor, any subsidiary or other entity the accounts of which would be consolidated with those of Guarantor in its consolidated financial statements if such statements were prepared as of such date. For the avoidance of doubt, the reporting obligations set forth pursuant to this Section 14, including the requirement for audited financials, shall apply regardless of whether or not Landlord is or is not required at any given time to deliver audited financials for any Guarantor to any regulatory agency or to any other governmental or quasi-governmental authority. Notwithstanding anything to the contrary set forth in this Section 14, the annual financial statements delivered for any Guarantor that is an individual shall not be required to be audited and shall be certified as to their material accuracy by the Guarantor, such certificate to be in substantially in the form of the Certificate of Financials.”
(c)    The Guaranty shall be deemed further amended mutatis mutandis to the extent necessary to give effect to any provision of this Amendment.
(d)    For purposes of subsection (b) above, the Certificate of Financials shall be in the form attached hereto and incorporated herein as Exhibit A.
3.Reaffirmation of Obligations. Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty, as modified by this Amendment, and all documents executed by Guarantor in connection therewith, and further agrees that from and after the Effective Date any reference in the Guaranty to particular terms and provisions shall be deemed to refer to those terms and provisions as amended hereby.
4.Interpretation; Governing Law. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland.
5.Further Instruments. Each party will, whenever and as often as it shall be reasonably requested to do so by the other party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.
6.Incorporation of Recitals. The Recitals to this Amendment are incorporated herein by this reference.
7.Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Guaranty shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Amendment and any terms of the Guaranty, the terms of this Amendment shall govern and prevail.
8.Severability. If any term or provision of this Guaranty or any application thereof shall be held invalid or unenforceable, the remainder of this Guaranty and any other application of such term or provision shall not be affected thereby.
9.Headings. All titles and headings to sections, articles or other subdivisions of this Guaranty are for convenience of reference only and shall not in any way affect the meaning or construction of any provision.
10.Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.
[Signature page follows]

EXECUTED as of the date first set forth above.

GUARANTOR:
/s/ Christopher T. Cook
Christopher T. Cook
PRISTINE SENIOR LIVING, LLC,
an Indiana limited liability company
By:     /s/ Christopher T. Cook
Name: Christopher T. Cook, sole member

PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company

By:	PRISTINE SENIOR LIVING, LLC, an Indiana limited liability company, sole member
By:     /s/ Christopher T. Cook
Name: Christopher T. Cook, sole member

LANDLORD:
CTR PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	CARETRUST GP, LLC, a Delaware limited liability company Its: general partner

By:	CARETRUST REIT, INC., a Maryland corporation, its sole member
By:     /s/ Greg Stapley
    Greg Stapley, President

EXHIBIT A

CERTIFICATE OF CONFIRMATION OF FINANCIAL INFORMATION

Reference is hereby made to that certain Guaranty of Lease dated July 30, 2015 (as amended by that certain First Amendment to Guaranty of Master Lease effective November 15, 2016, as further amended and/or modified, “Guaranty”) by Pristine Senior Living, LLC, an Indiana limited liability company, Christopher T. Cook, an individual, and Pristine Ohio Holdings, LLC, a Delaware limited liability company (collectively, “Guarantor”) in favor of CTR Partnership, L.P., a Delaware limited partnership (“Landlord”). The financial statement(s) described in Schedule 1 hereto and attached to this Certificate of Confirmation of Financial Information (“Certificate”) and any other financial information, including any balance sheets, tax returns (provided, however, the tax returns of Christopher T. Cook will not be provided), reports, records, accountings or other documents and accompanying information, attached thereto (collectively, “Financial Information”), is hereby being provided by the undersigned [[CFO/CEO]] of ________________ (“Provider”) to Landlord. Capitalized terms used and undefined herein shall have the meanings given them in the Guaranty.

Provider understands that Landlord is relying on the information provided in the Financial Information in connection with certain rights of Landlord in the Guaranty. Provider hereby certifies to Landlord that:

(i)     Provider has reviewed the Financial Information;

(ii)    the Financial Information has been prepared in accordance with GAAP or other sound accounting principles consistently applied;

(iii)    the Financial Information accurately reflects [[Provider’s/Tenant’s]] financial condition for the periods represented, is true, correct and in compliance with the provisions of Section 14 of the Guaranty, and complete as of the date thereof and does not omit any material information necessary to make the information set forth therein not misleading,

(iv)    the Financial Information fairly presents in all material respects the financial condition, results of operations and cash flows of [[Tenant/Provider]] as of, and for, the periods presented in the Financial Information;

(iv)     to Provider’s knowledge, the Guaranty is in full force and effect in accordance with its respective terms and there have been no breaches or defaults under such Guaranty;

(v)     It is understood by Provider that if any information contained in the Financial Information should prove to be inaccurate or incomplete in any material respect, Landlord may declare a default under the Guaranty. Provider further certifies to Landlord that no material adverse change has occurred in [[Tenant’s/Provider’s]] financial condition or business operations since the date of the Financial Information.

By:
Name:
Title:    CFO/CEO of [[Tenant/Provider]]

Schedule 1

Financial Information

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